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                                                                    Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT

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

                                                                                             JURISDICTION OF
NAME                               DIRECT PARENT                   OWNERSHIP                  INCORPORATION
- ----                               -------------                   ---------                 ---------------

Allston Landing                    Genzyme Corporation              100%                     Massachusetts
Corporation

Allston Landing                    Genzyme Corporation              100%                     Massachusetts
Corporation II

BioMarin/Genzyme LLC               Genzyme Corporation               50%                     Delaware

Diacrin/Genzyme LLC                Genzyme Corporation               50%                     Massachusetts

GelTex Pharmaceuticals, Inc.       Genzyme Corporation              100%                     Massachusetts

Genzyme Biosurgery
Corporation                        Genzyme Corporation              100%                     Massachusetts

Genzyme B.V.                       Genzyme Corporation              100%                     Netherlands

Genzyme GmbH                       Genzyme B.V.                     100%                     Germany

Genzyme France S.A.                Genzyme B.V.                     100%                     France

Genzyme Limited                    Genzyme Corporation              100%                     United Kingdom

Genzyme Securities                 Genzyme Corporation              100%                     Massachusetts
Corporation

Genzyme Transgenics                Genzyme Corporation               26%                     Massachusetts
Corporation

Genzyme Virotech GmbH              Genzyme Corporation              100%                     Germany

Genzyme/Pharming Alliance LLC      Genzyme Corporation               50%                     Delaware

Pharming/Genzyme LLC               Genzyme Corporation               50%                     Delaware

RenaGel LLC                        Genzyme Corporation              100%                     Delaware

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